UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of April 26, 2006, we were committed to acquire the Bretton Woods Mountain Resort in northern New Hampshire, for approximately $46.5 million consisting of a payment of $38.5 million upon closing with the remainder paid after the fourth year. We anticipate that we will commit to investing an additional $21 million for improvements on the property during the first 5 years. The resort will include the four-season historic Mount Washington Hotel, the Bretton Arms Country Inn, the Lodge at Bretton Woods, the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities and a free-standing restaurant. The ski area includes 101 trails, 100 kilometers of groomed trails, 9 chairlifts and 434 skiable acres. We anticipate that we will enter into a long-term, triple-net lease with an affiliate of Celebration Associates and Crosland, Inc., which will engage National Resort Management to market and operate the property. It is anticipated that an affiliate of Celebration Associates and Crosland, Inc. will acquire the remainder of the resort. The resort is located 2.0 hours from Portland, Maine and 2.5 hours from Boston, Massachusetts. The transaction is expected to close in the second quarter of 2006 following the satisfactory completion of due diligence. There can be no assurance that due diligence will be successfully completed, that the final terms of the acquisition will be satisfactory to our board of directors or that such closing will occur. We are still in negotiations with our prospective tenant and our prospective tenant is in negotiations with the property manager. There can be no assurance that these negotiations will be successful. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the property will ultimately be acquired.

Summarized below are the expected lease terms for Bretton Woods Mountain Resort.

Property	Estimated purchase price (1)	Estimated lease term and renewal options (2)	Estimated minimum annual rent	Estimated percentage rent (3)

Bretton Woods Mountain Resort The property is located in northern New Hampshire, and includes the historical Mount Washington Hotel, the Bretton Arms Country Inn, the Lodge at Bretton Woods, the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities and a free-standing restaurant. The ski area includes 101 trails, 100 kilometers of groomed trails, 9 chairlifts and 434 skiable acres.	$46,500,000	10 years; two 5-year renewal options	$3,288,000 in the initial year	Not anticipated to begin until the 5th year, and will be based on certain percentages of revenue over to be determined threshholds

FOOTNOTES:

(1)	Estimated purchase price does not include acquisition costs but does include a deferred payment of $8 million.
(2)	The lease is expected to be on a triple-net basis.
(3)	Percentage rent will be paid in addition to minimum rent.

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Item 8.01 Other Events.

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina, consisting of two 18-hole full-length championship golf courses designed by Arthur Hills and Robert Cupp, for approximately $7.6 million. The club includes a full-service clubhouse, a pro shop, a golf maintenance center, two tennis courts and a swimming pool. We also entered into a long-term, triple net lease with a wholly owned subsidiary of Heritage Golf Group, LLC, a nationwide owner/operator of golf properties, which will operate the club. The club is located 20 miles from Interstate 95 and less than an hour drive from the international airport in Savannah, Georgia. The following table sets forth the location of the property described above and a summary of the principal terms of the acquisition and lease of the property. The property is adequately insured and there are no major capital expenditures planned for the golf course. Summarized below are the expected lease terms for the property.

Property location and description	Purchase price(1)	Date acquired	Lease term and renewal options	Minimum annual rent	Percentage rent
Palmetto Hall Plantation Club The Palmetto Hall Plantation Club is in Hilton Head, South Carolina and includes two 18-hole golf courses, a full-service clubhouse, a pro shop, a golf maintenance center, two tennis courts and a swimming pool.	$7,600,000	4/27/06	20 years; four 5- year renewal options	$639,250 in the initial year	10.0% of gross revenues in excess of $4.5 million

FOOTNOTES:

(1)	The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the property is $6,840,000.

Also on April 27, 2006, we closed on the previously announced $6.5 million purchase of the Route 66 Harley–Davidson dealership in Tulsa, Oklahoma. According to the terms of the sale leaseback, we entered into a twenty year triple-net lease with the current owner of the property, Route 66 Real Estate, LLC. The 46,000 square foot facility includes merchandise, parts and service departments, the approximately 3,500 square foot “5 & Diner” restaurant and conference and event facilities. The Harley dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country. The following table sets forth the location of the property described above and a summary of the principal terms of the acquisition and lease of the property. The property is adequately insured and there are no major capital expenditures planned for the golf course.

Property location and description	Purchase price(1)	Date acquired	Lease term and renewal options	Minimum annual rent	Percentage rent
Harley Dealership The Harley Dealership Property is located in Tulsa, Oklahoma and includes merchandise, parts and service departments, the “5 & Diner” restaurant and conference/event facilities	$6,500,000	4/27/06	20 years; four 5-year renewal options	$557,188 in the initial year

10.0% of gross revenues in excess of (i) $30,000,000 for the first 10 years, and (ii) $50,000,00 for the remainder of the ter

m of the lease; capped each year at 1.5% above the rate of return on the minimum annual rent for that year

FOOTNOTES:

(1)	The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the property is $5,850,000.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the inability of the Company to satisfactorily complete due diligence or negotiate definitive agreements in connection with the acquisition of the

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Bretton Woods Mountain Resort. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer

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